UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 19, 2008

(Date of Earliest Event Reported)

West Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21771	47-0777362
(Commission File Number)	(I.R.S. Employer Identification No.)

11808 Miracle Hills Drive, Omaha, Nebraska 68154

(Address of principal executive offices)

Registrant’s telephone number, including area code: (402) 963-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 19, 2008, West Corporation (the “Company”) and Genesys SA, a corporation organized as a société anonyme under French law (“Genesys”), entered into a Tender Offer Agreement (the “Tender Offer Agreement”), pursuant to which, subject to the terms and conditions of the Tender Offer Agreement, the Company will make (or cause one of its wholly-owned subsidiaries to make) a tender offer for all the shares (including shares represented by American Depositary Shares (ADSs)) of Genesys.

On February 19, 2008, the Company and Genesys issued a joint press release announcing the execution of the Tender Offer Agreement which is attached hereto as Exhibit 99.1. On that same date, the Company also issued a press release, which contains a summary of the tender offer prospectus filed with the French regulatory authority, the Autorité des marchés financiers (the “AMF”), on February 19, 2008 and a summary of the Tender Offer Agreement, which is attached hereto as Exhibit 99.2. The information contained in these two press releases is incorporated herein by reference.

On February 19, 2008, the Company hosted a conference call to discuss the announcement of the execution of the Tender Offer Agreement. On the call, the Company stated that it has secured a commitment under its existing credit facility for an incremental term loan of up to $125 Million which may be used in connection with the financing of the transactions contemplated by the Tender Offer Agreement. The loan would be subject to the same covenants and would mature on the same date as the Company’s other terms loans outstanding under such facility.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release, dated as of February 19, 2008, issued by Genesys and West Corporation, announcing the execution of the Tender Offer Agreement.

99.2	Press Release, dated February 19, 2008, issued by West Corporation, summarizing the tender offer prospectus filed with the AMF on February 19, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 19, 2008	WEST CORPORATION

	By:	/s/ Thomas B. Barker
Thomas B. Barker
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated as of February 19, 2008, issued by Genesys and West Corporation, announcing the execution of the Tender Offer Agreement.

99.2	Press Release, dated February 19, 2008, issued by West Corporation, summarizing the tender offer prospectus filed with the AMF on February 19, 2008.

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